                            SCHEDULE 14A INFORMATION
                        PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SIGNALSOFT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [SIGNALSOFT]

                             SIGNALSOFT CORPORATION
                             1495 CANYON BOULEVARD
                            BOULDER, COLORADO 80302

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

     You are cordially invited to attend the annual meeting of stockholders of SignalSoft Corporation, which will be held at the Boulder Marriott Hotel, Montrachet Room, 2660 Canyon Boulevard, Boulder, Colorado 80302 on May 10, 2001 at 9:30 a.m., local time, for the following purposes:

          1. To elect two Class I directors to serve until the 2004 annual meeting of stockholders;

          2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001; and

          3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 6, 2001 are entitled to vote at the meeting or any postponements or adjournments thereof. A list of such stockholders will be available for examination by any stockholder for any purposes related to the meeting, during normal business hours, at our offices, 1495 Canyon Boulevard, Boulder, Colorado 80302, for a period of ten days prior to the meeting.

     Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

                                                  /s/ ANDREW M. MURRAY
                                            ------------------------------------
                                                      Andrew M. Murray
                                                         Secretary

Boulder, Colorado
April 13, 2001

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                  [SIGNALSOFT]

                             SIGNALSOFT CORPORATION
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SignalSoft Corporation, a Delaware corporation, of proxies for use at our annual meeting of stockholders to be held at the Boulder Marriott Hotel, Montrachet Room, 2660 Canyon Boulevard, Boulder, Colorado 80302 at 9:30 a.m., local time, on May 10, 2001, and at any postponement or adjournment thereof.

     Our executive offices are located at 1495 Canyon Boulevard, Boulder, Colorado 80302, telephone (303) 381-3000. This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about April 13, 2001.

SHARES OUTSTANDING AND VOTING RIGHTS

     Our Board of Directors has fixed the close of business on April 6, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Our only outstanding voting stock is our common stock, $0.001 par value per share, of which 23,561,953 shares were outstanding as of the close of business on the record date. Each outstanding share of common stock is entitled to one vote.

     The presence, in person or by proxy, of the holders of shares of common stock representing a majority of votes entitled to be cast at the annual meeting is necessary to constitute a quorum. With respect to the election of directors, our stockholders may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. Directors will be elected by a plurality of the votes of the holders of shares present in person or by proxy at the annual meeting. A vote withheld for a nominee in the election of directors will be excluded entirely from the vote and will have no effect.

     Our stockholders may vote in favor of or against the proposal to ratify the appointment of KPMG LLP as our independent auditors. A greater number of votes in favor of this proposal than are voted against this proposal will be required to ratify the appointment of KPMG LLP.

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares (known as "broker non-votes"). For shares that are registered in the name of a broker or other "street name" nominee, the stockholder's votes will only be counted as to those matters actually voted. The shares subject to any such proxy that are not being voted with respect to a particular proposal may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares not being voted as to a particular matter, and directions to "withhold authority" to vote for directors, will be considered as abstentions. As a result, an abstention or broker non-vote will have no effect with respect to the election of directors or the proposal to ratify the appointment of KPMG LLP.

     Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting. Our transfer agent, Computershare Investor Services, will act as inspector of election for the meeting.

     Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. Any stockholder giving a proxy has the power to revoke it any time before it is voted, either by delivering to the Secretary of SignalSoft a signed notice of revocation or a later dated signed proxy or by attending the meeting and voting in person. Attendance at the meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to SignalSoft Corporation, Attention: Secretary, or hand delivered to the Secretary of SignalSoft at the address of our offices in Boulder, at or before the vote to be taken at the meeting.

     If no specific instructions are given with respect to the matters to be acted upon at the meeting, shares of common stock represented by a properly executed proxy will be voted FOR (1) the election of both nominees listed under the caption "Election of Directors" and (2) the ratification of the appointment of KPMG LLP to serve as our independent auditors for the year ending December 31, 2001.

     The cost of solicitation of proxies will be paid by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies in person or by telephone. Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

ANNUAL REPORT

     Our 2000 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2000, is being distributed to all stockholders entitled to vote at the annual meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact Andrew M. Murray at SignalSoft, 1495 Canyon Boulevard, Boulder, Colorado 80302, or at telephone number (303) 381-3000. The Annual Report does not form any part of the materials for the solicitation of proxies.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The number of members of our board of directors is currently fixed at six. Our Second Amended and Restated Certificate of Incorporation provides for a classified board of directors. For purposes of determining the directors' terms of office, directors are divided into three classes. Each director serves until the end of the three-year term of the class to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal.

     The Class I directors, whose terms expire at the annual meeting, include Mark H. Flolid and Perry M. LaForge. The Class II directors, whose terms expire at the 2002 annual meeting of stockholders, include B. Holt Thrasher and Eric L. Doggett. The Class III directors, whose terms expire at the 2003 annual meeting of stockholders, include David A. Hose and Charles P. Waite, Jr.

     There are no family relationships among any of our directors and executive officers.

     We are soliciting proxies in favor of the reelection of both of the Class I directors identified above. We intend that all properly executed proxies will be voted for these two nominees unless otherwise specified. If any of them should be unable to serve as a director, an event that we do not presently anticipate, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the board of directors.

INFORMATION CONCERNING THE NOMINEES

  Class I Directors (Terms Expire in 2004)

     Mark H. Flolid, 49, is a founding member of SignalSoft and served as our Executive Vice President of Sales and Marketing from February 1995 until August 1999. In August 1999, Mr. Flolid assumed the role of Executive Vice President of Corporate Development and is responsible for SignalSoft's strategic partnerships. Prior to joining SignalSoft, from 1992 to January 1995, Mr. Flolid was Senior Vice President of Sales and Marketing at SCC Communications Corp. Between 1981 and 1992, he held senior management positions in sales, marketing and operations at Thomas Bros. Maps, GeoBased Systems and Criterion, Inc. Mr. Flolid graduated from the University of Texas where he earned both a BA in Political Science and an MA in Economics.

     Perry M. LaForge, 42, has served as a director since December 1998. He is a Vice President and Partner with the international management-consulting firm of Pittiglio Rabin Todd and McGrath (PRTM). Prior to joining PRTM in 1984, Mr. LaForge worked for Corning Technical Products and Sperry Univac, where he was responsible for business development and new product releases. Mr. LaForge is the Executive Director of the CDMA Development Group, a trade association comprised of over 100 wireless operators and manufacturers. He is the founder, Chairman and President of inOvate Communications Group, a company that creates and capitalizes companies in the Internet and telecommunications industries. He is also the founder, Chairman and President of inCode Telecom Group, a telecommunications consulting company. He also serves on the boards of directors of Repeater Technologies, Pixo Corporation and Watercove Networks. Mr. LaForge earned his MBA from the Amos Tuck School of Business at Dartmouth College and his BS from the University of Santa Clara.

REQUIRED VOTE

     Directors will be elected by a plurality of the votes of the holders of shares present in person or by proxy at the annual meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

INFORMATION CONCERNING THE DIRECTORS CONTINUING IN OFFICE

  Class II Directors (Terms Expire in 2002)

     B. Holt Thrasher, 39, joined our board of directors in May 1997. He has served as a Managing Director of Broadview International LLC, which provides merger and acquisition banking services, since August 1995. He is a member of Broadview's Media, Web & Communication Services and Network Technology global market groups. Prior to joining Broadview, from March 1995 to August 1995, Mr. Thrasher was a full-time consultant with Omnipoint, a PCS service provider and developer of wireless communications equipment. From March 1992 to March 1995, he served as Vice President of Corporate Development at Tip Hook PLC. From August 1985 to September 1990, Mr. Thrasher served as Vice President of Mergers and Acquisitions with Smith Barney Harris & Upham and Company Inc. From June 1983 to August 1985, he was an associate with Brown Brothers Harriman. Mr. Thrasher also serves on the board of directors of T-NETIX, Inc., a provider of call processing services, and is a member of the advisory boards of Jefferson Partners Capital, a Canadian technology fund, and MobileSpring, a wireless application company. Mr. Thrasher earned an MBA from the International Institute of Management Development in Lausanne, Switzerland and a BA from Colby College.

     Eric L. Doggett, 41, joined our board in December 1997. He has served as the President and Chief Executive Officer of Charlotte, North Carolina-based Glenayre Technologies Inc., a developer of personal telecommunications equipment and software, since June 1999. Prior to joining Glenayre, from July 1998 to June 1999, he served as a strategic, operational and financial consultant for telecommunications ventures as a Venture Partner with Rein Capital, LLC. From September 1996 to June 1998, Mr. Doggett was a Senior Vice President and General Manager of the Communications Products Group at Compaq's Tandem Computers. From June 1995 to September 1996, he served as Vice President of Technology at Nortel Networks' Public

Carriers. His prior experiences include over 11 years at Nortel Networks' Public Carriers in other executive positions including Vice President of Marketing, Vice President/General Manager of International and Assistant Vice President/General Manager of the DMS-10 switching division. Mr. Doggett also serves on the boards of the Personal Communications Industry Association and the International Engineering Consortium, industry organizations, as well as the PCIA Foundation, a charitable organization. Mr. Doggett holds an MBA from Duke University and a BS in physics from North Carolina State University.

  Class III Directors (Terms Expire in 2003)

     David A. Hose, 38, is a founding member of SignalSoft and has been our Chief Executive Officer, President and Chairman of the Board of Directors since February 1995. In this capacity, Mr. Hose is responsible for overseeing SignalSoft's growth and strategic direction. Prior to joining SignalSoft, from 1993 to January 1995, Mr. Hose served as the Vice President of Engineering at SCC Communications Corp., where he designed location-based applications for public-safety command and control systems. Between 1982 and 1993, Mr. Hose was employed in various management roles at SCC, GeoBased Systems, Criterion, Inc. and J&D Software.

     Charles P. Waite, Jr., 45, joined our board of directors in May 1997. He has served as a General Partner with Seattle-based Olympic Venture Partners, a technology-focused venture capital firm with a specific emphasis on firms in the software, life sciences, Internet, communications and health care sectors, since 1987. Prior to joining Olympic, Mr. Waite was a General Partner at Hambrecht & Quist, a venture capital operation based in San Francisco, for four years. From 1977 to 1981, he was a Cardiovascular Products Specialist for Denver-based Cobe Laboratories, Inc. He currently serves on the boards of directors of Loudeye Technologies, Rosetta Inpharmatics, Verity, WatchGuard, GreaterGood.com, Returns Online, Safe Harbor, Etera, Elf Technologies and Seattle Genetics. Mr. Waite earned an MBA from Harvard University and a BA from Kenyon College.

OTHER EXECUTIVE OFFICERS

     Donald J. Winters, Jr., 49, became our Senior Vice President and Chief Operating Officer in December 1999. He joined SignalSoft in February 1997 as Vice President of Operations and also served as Vice President of Sales from August 1999 to December 1999. Mr. Winters manages SignalSoft's sales, marketing and customer operations. Prior to joining SignalSoft, from February 1996 to February 1997, he was Vice President of Business Development for Coral Systems, a developer of fraud management and churn management software for use by wireless carriers, where he was responsible for new product development and strategic partnerships. Between 1978 and February 1996, Mr. Winters held a number of management positions at AirTouch Communications and Pacific Telesis in engineering, operations, technology development, and strategy.

     Roy Kligfield, 50, is a Senior Vice President in our Corporate Development group where he is responsible for our intellectual property program and our Location Finding Equipment vendor program. From January 1996 to March 2000, he served as our Vice President of Development and was responsible for the design, development and testing of SignalSoft's products, platforms and interfaces to all external technologies. Prior to joining SignalSoft, from 1992 to December 1995, Mr. Kligfield was General Manager of Geological Development Center at CogniSeis Development where he developed geological software, including multidimensional mapping applications. Between 1981 and 1992, Mr. Kligfield was an Associate Professor of Structural Geology at the University of Colorado. Mr. Kligfield has extensive experience in mapping, Geographic Information System concepts, and software development management and has authored over 130 publications on these subjects. Mr. Kligfield graduated from Columbia University where he earned a Ph.D., a M.Phil., and a BA in Geology.

     Andrew M. Murray, 42, joined SignalSoft as Vice President of Finance and Administration and Chief Financial Officer in August 1998. He became Secretary-Treasurer in October 1998 and Senior Vice President of Finance in March 2000. At SignalSoft, Mr. Murray oversees all financial functions, legal relationships and investor relations. Prior to joining SignalSoft, from January 1989 to August 1998, he served as Chief Financial

Officer and Vice President of Finance and Administration for Dynamic Information Systems Corp., a Boulder, Colorado-based software company. His prior experiences also include finance-related management positions at Murray Equipment Company, AT&T Communications and Mountain Bell. Mr. Murray also serves on the board of directors of Bellco First Federal Credit Union and is a Certified Management Accountant. Mr. Murray earned an MBA from the University of Denver and a BS in Business Administration from the University of Northern Colorado.

COMMITTEES AND MEETINGS

     The board of directors has established two standing committees: an audit committee and a compensation committee.

     Audit Committee. The audit committee consists of three directors. Currently the members of our audit committee are Messrs. LaForge, Thrasher and Waite, each of whom is independent as defined by the Nasdaq National Market listing standards. The audit committee met one time during 2000. The audit committee is responsible for recommending annually to the board of directors the independent auditors to be retained, reviewing with our independent auditors the scope and results of the audit engagement, reviewing our system of internal accounting controls and directing investigations into matters within the scope of its functions.

     Compensation Committee. The compensation committee consists of three directors. Currently the members of our compensation committee are Messrs. Doggett, Thrasher and Waite. The compensation committee met three times during 2000. The compensation committee is responsible for determining executive compensation policies and guidelines. It also administers our stock option plans and establishes the terms and conditions of all stock option grants.

     During 2000, our board of directors met eleven times and various committees of the board of directors met a total of five times. Each director attended more than 75% of the meetings of the board of directors and meetings of committees on which such director served, except for Mr. Doggett, who did not attend five meetings of the board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934, our directors and certain of our officers, and persons holding more than ten percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of forms so filed. Based upon a review of copies of such forms filed with us, Mr. Doggett did not file a report on Form 4 relating to one transaction, which was subsequently reported on his Form 5, and Mr. LaForge did not file a report on Form 4 relating to one transaction, which was subsequently reported on an amended Form 5. In addition, Mr. Murray's Form 3 was filed on time with the Securities and Exchange Commission, but the filing was rejected as unreadable and Mr. Murray was required to refile the Form 3 at a later date.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Our directors, who are also not our employees, are reimbursed for the expenses they incur in attending meetings of our board or our board committees. All directors, who are also not our employees, are eligible to participate in our option plans. In 1999, we granted Mr. LaForge an option to purchase 20,000 shares of our common stock under our 1995 nonqualified stock option plan. In 1997, we granted Mr. Doggett an option to purchase 20,000 shares of our common stock, Mr. Thrasher an option to purchase 20,000 shares of our common stock, and Mr. Waite an option to purchase 40,000 shares of our common stock, in each case under our 1995 nonqualified stock option plan. These options vest over 50 months, with 24% vesting on the one-year anniversary of the date of grant and 2% vesting each month thereafter. Mr. Waite's options have an exercise price of $0.05 per share. Each of Messrs. Doggett's, LaForge's and Thrasher's options has an exercise price of $0.65 per share.

     In November 2000, we granted each of Messrs. Waite, Thrasher, Doggett and LaForge a nonqualified option (i.e., not an incentive stock option) to purchase 20,000 shares of our common stock under our 2000 equity incentive plan. These options vest over 50 months, with 24% vesting on the one-year anniversary of the date of grant and 2% vesting each month thereafter. The options have an exercise price of $8.25 per share.

EXECUTIVE COMPENSATION -- SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation paid in the last three fiscal years to our most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION AWARDS
                                       ANNUAL COMPENSATION       -----------------------------------
NAME AND                           ---------------------------   SHARES UNDERLYING      ALL OTHER
PRINCIPAL POSITION                 YEAR   SALARY($)   BONUS($)      OPTIONS(#)       COMPENSATION($)
------------------                 ----   ---------   --------   -----------------   ---------------
David A. Hose...................   2000   $208,338    $80,000              --                --
  Chief Executive Officer,         1999    150,000     45,000              --                --
  President and Chairman of the    1998    125,000     30,000              --                --
  Board of Directors
Mark H. Flolid..................   2000    145,834     50,000              --                --
  Executive Vice President of      1999    125,000     13,000              --                --
  Corporate Development            1998    125,000     10,000              --                --
Donald J. Winters, Jr. .........   2000    189,587     75,000         200,000                --
  Senior Vice President and        1999    134,379     22,000              --                --
  Chief Operating Officer          1998    125,000    13 ,333              --                --
Roy Kligfield...................   2000    147,500     20,000          30,000                --
  Senior Vice President of         1999    130,000     22,000              --                --
  Engineering                      1998    118,487     16,667              --                --
Andrew M. Murray................   2000    146,000     35,000          30,000                --
  Senior Vice President of         1999    120,840     22,000              --                --
  Finance, Chief Financial
    Officer                        1998     38,778      3,333          48,000(1)             --
  and Secretary-Treasurer

---------------

(1) This option was originally granted for 75,000 shares. Mr. Murray exercised the option as to 27,000 shares in 2000.

OPTIONS GRANTED

     The following table sets forth information concerning options granted in 2000 to our executive officers named in the Summary Compensation Table.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                              PERCENT(%)
                                                               OF TOTAL                             POTENTIAL REALIZABLE VALUE
                                                               OPTIONS                               AT ASSUMED ANNUAL RATE OF
                                                              GRANTED TO                             STOCK PRICE APPRECIATION
                                                  NUMBER OF   EMPLOYEES    EXERCISE                         FOR OPTION
                                                   OPTIONS      DURING     PRICE PER   EXPIRATION   ---------------------------
NAME                                               GRANTED       2000        SHARE        DATE           5%            10%
----                                              ---------   ----------   ---------   ----------   ------------   ------------
David A. Hose..................................         --          --          --            --             --             --
Mark H. Flolid.................................         --          --          --            --             --             --
Donald J. Winters, Jr. ........................    200,000      11.14%       $8.25      11/21/10     $1,038,000     $2,630,000
Roy Kligfield..................................     30,000       1.67%       $8.25      11/21/10     $  155,700     $  394,500
Andrew M. Murray...............................     30,000       1.67%       $5.33       3/22/10     $  100,500     $  254,700

OPTION EXERCISES AND YEAR END OPTION VALUES

     The following table sets forth information concerning options exercised in 2000 and outstanding options held by our executive officers named in the Summary Compensation Table as of December 31, 2000.

   OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                SHARES                        OPTIONS AT            IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON    VALUE       DECEMBER 31, 2000(#)        DECEMBER 31, 2000($)
NAME                           EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          -----------   --------   -------------------------   -------------------------
David A. Hose...............         --           --          --/--                        --/--
Mark H. Flolid..............         --           --          --/--                        --/--
Donald J. Winters, Jr. .....    131,500     $483,540        24,500/219,000            $  230,720/$489,640
Roy Kligfield...............         --           --       252,800/ 42,200            $2,424,548/$162,152
Andrew M. Murray............     27,000     $ 89,100        15,000/ 63,000            $  137,400/$436,680

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of SignalSoft's Board of Directors consists solely of three non-employee directors. The Compensation Committee determines all compensation paid or awarded to SignalSoft's key executive officers and has the ability to grant options to new and existing employees, board of directors and key executive officers.

     Philosophy. The Compensation Committee's goal is to review compensation of executive employees to help ensure the ability to recruit and retain a team of superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for SignalSoft's performance. Particular objective factors that the Committee believes are important in assessing performance include the innovation and enhancement of SignalSoft's products and services to meet a continually evolving industry, an increase in SignalSoft's customer base and creation of market demand and growth in revenue, earnings before interest expense, taxes, depreciation, and amortization, and earnings per share. More subjective factors the Committee believes are important in evaluating performance include success in undertaking joint ventures and acquisitions, integrating newly acquired companies and hiring and retention of key employees.

     In establishing appropriate levels for base salary, the Committee considers the market for senior executives of companies in businesses comparable to SignalSoft's, based on the business experience of the members of the Committee. The Committee also considers the particular officer's overall contributions to SignalSoft over the past year and in prior years. Annual performance bonuses are based on the Compensation Committee's evaluation of the executive's performance in achieving several annual goals, specified individually for each executive, that are in line with SignalSoft's overall objectives, as stated above. Option grants are designed to reward an executive officer for his overall contribution to SignalSoft and to serve as an incentive to achieve SignalSoft's goal of increasing shareholder value.

     Executive officers' compensation consists primarily of three components: base salary, cash bonus, and stock options.

     Base Salary. The Committee establishes base salaries after considering a variety of factors that determine an executive's value to SignalSoft, including the individual's knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also sets base salaries at levels it considers necessary to retain key employees.

     Cash Bonus. The Committee approved the overall company cash bonus program and determined each executive officer's cash bonus for the fiscal year ended December 31, 2000. Cash bonuses are based on the Committee's quantitative evaluation of SignalSoft's performance and overall qualitative evaluation of the performance and accomplishments of each executive officer in achieving his specified goals for the year.

     Stock Options. The Committee believes achievement of SignalSoft's goals may be fostered by a stock option program that is tailored to employees who significantly enhance SignalSoft's value. Accordingly, during the fiscal year ended December 31, 2000, the Board of Directors granted employees options to purchase 1,455,100 shares of Common Stock. Named executive officers received options with respect to 260,000 shares of Common Stock and members of the Board of Directors received options with respect to 80,000 shares of common stock.

     Chief Executive Officer's Compensation. David A. Hose is a founding member of SignalSoft and one of SignalSoft's largest stockholders. His financial well-being is therefore directly tied to SignalSoft's performance as reflected in the price per share of Common Stock. For his services as SignalSoft's Chairman of the Board of Directors and Chief Executive Officer, Mr. Hose received an amount of base compensation for 2000 determined in accordance with the compensation policies established by the Committee. The Committee awarded Mr. Hose a bonus of $80,000 for the fiscal year ended December 31, 2000. Mr. Hose did not receive any stock options. The Committee considered the successful completion of SignalSoft's initial public offering, the BFound.com acquisition, and the continuing progress in creating market demand, establishing a global presence and development of new market opportunities for SignalSoft and in recruiting and market development.

     Compensation Deduction Limit. The Securities and Exchange Commission requires that this report comment on SignalSoft's policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1.0 million per officer per year. A company can deduct compensation (including compensation resulting from the exercise of options) in excess of $1.0 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee's policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentive to stay with SignalSoft and enhance SignalSoft's value. The Committee believes, however, that compensation exceeding the $1.0 million deduction limit should not be ruled out where such compensation is justified based on the executive's value to SignalSoft and its shareholders. The Committee believes that no executive compensation expenses paid in 2000 will be non-deductible under section 162(m).

     This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                            Eric L. Doggett
                                            B. Holt Thrasher
                                            Charles P. Waite, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our compensation committee is an officer or employee of SignalSoft. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is governed by a written charter, which was adopted by SignalSoft's board of directors in August 2000. The charter specifies the scope of the Committee's responsibilities and how it carries out those responsibilities. Among its other functions, the Committee recommends to the board of directors, subject to stockholder ratification, the selection of our independent accountants.

     The Committee has reviewed and discussed SignalSoft's audited financial statements for the year ended December 31, 2000 with management and with KPMG LLP, SignalSoft's independent public accountants. The Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG their independence from SignalSoft. The audit committee also has considered whether the provision of non-audit services to SignalSoft is compatible with the independence of KPMG.

     Based on the reviews and discussions referred to above, in reliance on management and KPMG, and subject to the limitations of our role, the Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                            Perry M. LaForge
                                            B. Holt Thrasher
                                            Charles P. Waite, Jr.

STOCK PRICE PERFORMANCE GRAPH

     The stock price performance graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 by any general statement incorporating this information statement by reference, except to the extent that we specifically refer to this information as being incorporated therein by reference, and shall not otherwise be deemed filed under such Acts.

     The following graph shows a comparison of the cumulative total stockholder returns, assuming reinvestment of dividends, for (i) SignalSoft Corporation;
(ii) the companies included in the Standard & Poor's 500 Stock Index; and (iii) Aether Systems, Inc., Openwave Systems, Inc., TeleCommunication Systems, Inc. and 724 Solutions, Inc., for the period commencing August 3, 2000, the date our Common Stock was first publicly traded, through December 31, 2000 (except that the period with respect to TeleCommunication Systems, Inc. begins on August 8, 2000, the date its common stock was first publicly traded). The stockholder returns are based upon an assumed $100 investment made on August 3, 2000 in each of three charted alternatives. The chart does not reflect changes in SignalSoft's stock price subsequent to December 31, 2000.

                 COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN
           AMONG SIGNALSOFT CORPORATION, THE S&P 500, AND PEER GROUP
               SIGNALSOFT CORPORATION NASDAQ TICKER SYMBOL "SGSF"

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------
                                                   8/3/00     12/31/00
----------------------------------------------------------------------
 SignalSoft                                          100         45
 Peer Group                                          100         36
 S&P 500                                             100         91

* Based on $100 invested on August 3, 2000 in stock -- including reinvestment of dividends. Fiscal year ending December 31, 2000.

               PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for SignalSoft and its consolidated subsidiaries for the year ending December 31, 2001. The board believes that KPMG's experience with and knowledge of SignalSoft are important and we would like to continue this relationship. KPMG has advised us that the firm does not have any direct or indirect financial interest in SignalSoft or any of its subsidiaries, nor has such firm had any such interest in connection with SignalSoft since our inception in 1995 other than its capacity as our independent certified public accountants. During the year ended December 31, 2000, we paid $35,375 in audit fees and $365,974 in tax and other fees to KPMG.

     A representative of KPMG is expected to attend the annual meeting. The KPMG representative will have the opportunity to make a statement if he or she desires to do so, and will be able to respond to appropriate questions from stockholders.

REQUIRED VOTE

     A greater number of votes in favor of this proposal than are voted against this proposal will be required to ratify the appointment of KPMG LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have granted nonqualified stock options to some of our directors and executive officers, as described in "Compensation of Directors and Executive Officers."

     In 1997, we entered into a consulting agreement with Eddy Hose, the father of David Hose, our President, Chief Executive Officer and Chairman of the Board of Directors. Eddy Hose currently provides engineering consulting services related to location determination technologies under the direction of Roy Kligfield, our Senior Vice President. Eddy Hose received a master's degree in engineering from the University of California at Los Angeles and has 45 years of telecommunications and aerospace industry experience. Depending on project involvement, Eddy Hose receives a monthly fee of $8,000-$10,000. David Hose has no direct interest in this transaction.

     In December 1999, we issued warrants exercisable for 25,336 shares of our common stock to seven of our stockholders, in connection with a $3.0 million bridge loan to us from these stockholders. Some of our named executive officers, directors and 5% stockholders and persons and entities associated with them received warrants in this transaction, as set forth below:

     - we issued warrants exercisable for 14,209 shares of common stock to affiliates of Olympic Venture Partners, which beneficially owns approximately 13.8% of our stock and of which one of our directors, Charles P. Waite, Jr., is a General Partner; and

     - we issued warrants for 326 shares of common stock to Broadview Partners Group, of which one of our directors, B. Holt Thrasher, is a Managing Director.

     We repaid the loan amounts in shares of Series C preferred stock in December 1999. The warrants were exercised on or prior to the closing of our initial public offering in August 2000, and we issued a total of 13,163 shares to affiliates of Olympic Venture Partners and a total of 326 shares to Broadview Partners Group. The shares of Series C preferred stock were automatically converted to common stock on the closing of our initial public offering.

     In March 2000, we entered into a loan agreement with Donald J. Winters, Jr., our Chief Operating Officer. The principal amount of the loan was $195,944.56, which Mr. Winters used for the purpose of exercising stock options and paying associated taxes. The loan was secured by the shares of our common stock that Mr. Winters received on exercise of his options. The loan bore interest at a rate of 8.75%. Mr. Winters repaid the loan in June 2000.

     During the year ended December 31, 2000, we paid, in aggregate $61,500 to InCode Telecom Group (InCode) and PRTM. Mr. LaForge is Vice President and Partner of PRTM and is also Chairman and President of InCode.

     We have entered into an agreement with Broadview International LLC, of which one of our directors, B. Holt Thrasher, is a Managing Director. Broadview provides merger and acquisition banking services. Under this agreement, Broadview will represent and advise us if a third party approaches us with an offer to acquire us.

     We have entered into indemnification agreements with our officers and directors. These agreements contain provisions requiring us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers or directors, except for liabilities arising from willful misconduct. We have also agreed to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     We believe that the terms of the transactions described in this section were at least as favorable to us as the terms we could have obtained from unrelated third parties through arms-length negotiation.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of March 31, 2001 as to the beneficial ownership of common stock by certain beneficial owners of more than five percent of the common stock, each director, certain executive officers and by all directors and executive officers as group:

                                                      AMOUNT AND NATURE OF    PERCENT OF
NAME OF BENEFICIAL OWNER(1)                           BENEFICIAL OWNERSHIP   COMMON STOCK
---------------------------                           --------------------   ------------
Olympic Venture Partners............................       3,255,454(2)          13.8
American Express Financial Corporation..............       2,533,783(3)          10.8
James A. Fitch......................................       1,878,667              8.0
David A. Hose.......................................       1,675,416(4)           7.1
Mark H. Flolid......................................         843,939              3.6
Donald J. Winters, Jr. .............................         220,500(5)             *
Roy Kligfield.......................................         386,633(6)           1.6
Andrew M. Murray....................................          65,472(7)             *
Charles P. Waite, Jr. ..............................       3,255,454(8)          13.8
B. Holt Thrasher....................................          65,128(9)             *
Eric L. Doggett.....................................          27,400(10)            *
Perry M. LaForge....................................          73,430(11)            *
All directors and executive officers as a group (9
  persons)..........................................       6,613,372             27.6

---------------

  *  Less than one percent.

 (1) Unless otherwise indicated, the address of each person named in the table is SignalSoft Corporation, 1495 Canyon Boulevard, Boulder, Colorado 80302.

 (2) Represents shares of common stock owned by investors affiliated with Olympic Venture Partners, including:

     - 1,934,718 shares of common stock owned by Olympic Venture Partners III, L.P.

     - 98,456 shares of common stock owned by OVP III Entrepreneurs Fund, L.P.

     - 1,133,069 shares of common stock owned by Olympic Venture Partners IV, L.P.

     - 56,411 shares of common stock owned by OVP IV Entrepreneurs Fund, L.P.

     - 32,800 shares beneficially owned by Charles P. Waite, Jr., as to which Olympic Venture Partners disclaims beneficial ownership.

     The address for Olympic Venture Partners and its affiliates is 2420 Carillon Point, Kirkland, Washington 98033.

 (3) Represents shares of common stock owned by companies affiliated with American Express Financial Corporation, including:

     - 1,689,189 shares of common stock owned by Wrap One & Co.

     - 844,594 shares of common stock owned by Saka & Co.

     The address for American Express Financial Corporation and its affiliates is 733 Marquette Avenue, Minneapolis, Minnesota 55402.

 (4) Includes 18,500 shares owned by Mr. Hose's wife.

 (5) Includes 39,000 shares of common stock issuable under options granted under the terms of our 1995 Nonqualified Stock Option Plan, which are exercisable on or before May 31, 2001.

 (6) Includes 258,700 shares of common stock issuable under options granted under the terms of our 1995 Nonqualified Stock Option Plan, which are exercisable on or before May 31, 2001.

 (7) Includes 30,900 shares of common stock issuable under options granted under the terms of our 1995 Nonqualified Stock Option Plan, which are exercisable on or before May 31, 2001.

 (8) Includes 32,800 shares of common stock issuable under options granted under the terms of our 1995 Nonqualified Stock Option Plan, which are exercisable on or before May 31, 2001. Includes 3,222,654 shares owned by Olympic Venture Partners and its affiliates, as to which Mr. Waite disclaims beneficial ownership except to the extent of his pecuniary interest therein. The address for Mr. Waite is Olympic Venture Partners, 2420 Carillon Point, Kirkland, Washington 98033.

 (9) Includes 16,400 shares of common stock issuable under options granted under the terms of our 1995 Nonqualified Stock Option Plan, which are exercisable on or before May 31, 2001. Excludes shares previously owned by Peter J. Mooney as nominee for Broadview Partners Group and distributed to other partners of Broadview not affiliated with Mr. Thrasher. The address for Mr. Thrasher is Broadview International LLC, One Bridge Plaza, Fort Lee, NJ 07024.

(10) Includes 16,400 shares of common stock issuable under options granted under the terms of our 1995 Nonqualified Stock Option Plan, which are exercisable on or before May 31, 2001. The address for Mr. Doggett is Glenayre Technologies Inc., 5935 Carnegie Boulevard, Suite 300, Charlotte, NC 28209.

(11) Includes 42,230 shares owned by a trust of which Mr. LaForge and his wife are the trustees and initial beneficiaries. Includes 11,200 shares of common stock issuable under options granted under the terms of our 1995 Nonqualified Stock Option Plan, which are exercisable on or before May 31, 2001. The address for Mr. LaForge is Pittiglio Rabin Todd and McGrath, 650 Town Center Drive, Suite 820, Costa Mesa, CA 92626.

                             STOCKHOLDER PROPOSALS

     Any proposal by a stockholder intended to be presented at the 2002 annual meeting of stockholders must be received by us on or before December 13, 2001 to be included in our proxy materials relating to such meeting.

                                 OTHER BUSINESS

     We do not anticipate that any other matters will be brought before the annual meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                                            BY THE BOARD OF DIRECTORS

                                                  /s/ ANDREW M. MURRAY
                                            ------------------------------------
                                                      Andrew M. Murray
                                                         Secretary

Boulder, Colorado
April 13, 2001

                                                                      APPENDIX A

                             SIGNALSOFT CORPORATION

                            AUDIT COMMITTEE CHARTER

I. PURPOSE.

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities with respect to management's conduct of the Company's financial reporting process. The Committee's primary duties and responsibilities are to:

          1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

          2. Monitor the independence and performance of the Company's independent auditors and internal auditing department.

          3. Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel, auditors or other experts for this purpose.

     The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis and shall submit the Charter to the Board for approval and have the document included as an appendix to the Company's proxy statement as required by applicable rules and regulations.

II. MEMBERSHIP.

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers (the "NASD").

     Accordingly, all of the members of the Committee will be directors:

          1. Each of whom shall be a person other than an officer or employee of the Company or its subsidiaries;

          2. Who have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence from management and the Company; and

          3. Who have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

     At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that supports a conclusion that the individual has sufficient financial sophistication to satisfy the requirements of the NASD.

     The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III. RESPONSIBILITIES AND DUTIES.

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

          1. The Committee shall provide an open avenue of communication between the outside auditor, financial and senior management, the internal auditing department and the Board.

          2. The Committee shall be scheduled to meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

          3. The Committee shall meet at least annually with the director of internal auditing, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

          4. The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

          5. As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

          6. The Committee shall discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

          7. The Committee shall:

             a. request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

             b. discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence;

             c. recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence; and

             d. approve the fees and other significant compensation to be paid to the outside auditor.

          8. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

          9. The Committee shall:

             a. report Committee actions to the Board with such recommendations as the Committee may deem appropriate; and

             b. prepare a letter for inclusion in the proxy statement for the Company's annual meeting of stockholders that describes the Committee's composition and responsibilities, and how they were discharged.

          10. The Committee shall perform such other functions consistent with this Charter, the Company's bylaws and governing law as the Board deems necessary or appropriate.

          11. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

          12. Review management's monitoring of the Company's compliance with the Company's Code of Ethical Conduct and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

          13. Review activities, organizational structure and qualifications of the Company's internal audit department.

          14. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

          15. Review all reports concerning any fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

                             SIGNALSOFT CORPORATION
                              1495 CANYON BOULEVARD
                                BOULDER, CO 80302

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned hereby appoints David A. Hose or Andrew M. Murray, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting of Stockholders of SIGNALSOFT CORPORATION to be held on May 10, 2001, at 9:30 a.m. at the Boulder Marriott Hotel, Montrachet Room, 2660 Canyon Boulevard, Boulder, Colorado 80302, and at any adjournments or postponements thereof, and to vote thereat all the shares of common stock, $0.001 par value per share, held of record by the undersigned at the close of business on April 6, 2001, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF BOTH OF THE LISTED NOMINEES AND APPROVAL OF PROPOSAL 2. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATIONS.


1. PROPOSAL TO ELECT TWO CLASS I DIRECTORS to serve until the 2004 Annual Meeting of Stockholders.

         [ ] For both nominees listed (except as marked to the contrary)

         [ ]  WITHHOLD AUTHORITY to vote for both nominees listed

         To withhold authority for any individual, strike through his name below.

         Nominees:         Mark H. Flolid
                           Perry M. LaForge

2. PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP as the independent auditors to audit the financial statements of SignalSoft for the fiscal year ending December 31, 2001.

         [ ] FOR            [ ] AGAINST                [ ] ABSTAIN


[ ]  Mark here if you plan to attend the annual meeting.

                  PLEASE DATE AND SIGN ON THE REVERSE SIDE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         The shares represented by this proxy will be voted as directed by the stockholder. In his discretion, either named proxy may vote on such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         This proxy revokes all proxies with respect to the annual meeting and may be revoked prior to exercise. Receipt of the notice of annual meeting and the Proxy Statement relating to the annual meeting is hereby acknowledged.


                                    Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.


                                    Date
                                         ---------------------------------------


                                    Signature
                                              ----------------------------------


                                    Signature if
                                    held jointly
                                                 -------------------------------

                                    Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.